As filed with the Securities and Exchange Commission on October 23, 2009.
Registration No. 2-93416

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________
POST-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
MSC.SOFTWARE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2239450 (I.R.S. Employer Identification Number)

2 MacArthur Place
Santa Ana, California 92707
(Address and telephone number of Registrant’s principal executive offices)

1983 Incentive Stock Option Plan for Key Employees
(Full title of the plans)

Brad MacMillin
Secretary
MSC.Software Corporation
2 MacArthur Place
Santa Ana, CA 92707
(714) 540-8900
(Name, address and telephone number of agent for service)

Copies to:
Steve L. Camahort, Esq.
Shearman & Sterling LLP
525 Market Street
San Francisco, CA 94105
(415) 616-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

MSC.Software Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 4 to Registration Statement on Form S-8 filed on September 24, 1984 (File No. 2-93416) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock, par value $0.10 per share (the “Common Stock”), that were registered for issuance pursuant to the 1983 Incentive Stock Option Plan for Key Employees (the “Plan”).

A total of 450,000 shares (which as of the filing date had a par value of $0.10, and were subsequenlty adjusted to reflect certain corporate transactions) issuable to service providers of the Registrant pursuant to the Plan were registered under the Registration Statement.

In connection with the Registrant’s filing of a Form 15 and suspension of duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister any shares of Common Stock remaining unissued under the Plan.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, California, U.S.A. on October 23, 2009.

MSC.Software Corporation

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Secretary